Exhibit 10.1

LINCOLN ELECTRIC HOLDINGS, INC.

Restricted Shares Agreement

WHEREAS, Lincoln Electric Holdings, Inc. (the “Company”) maintains the [                        ] Plan, as may be amended from time to time (the “Plan”), pursuant to which the Company may award Restricted Shares to non-employee directors of the Company;

WHEREAS, [                        ] (the “Grantee”) is a non-employee director of the Company;

WHEREAS, the Grantee was awarded Restricted Shares under the Plan by the Nominating and Corporate Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company on [                        ] (the “Date of Grant”) and the execution of an Evidence of Award in the form hereof (the “Agreement”) has been authorized by a resolution of the Committee duly adopted on such date.

NOW, THEREFORE, pursuant to the Plan and subject to the terms and conditions thereof and the terms and conditions hereinafter set forth, the Company hereby confirms to the Grantee of the award of [                ] Restricted Shares.

1.                                      Definitions.  Unless otherwise defined in this Agreement, terms used in this Agreement, with initial capital letters will have the meanings assigned to them in the Plan.

(a)           “Change in Control” means the occurrence of any of the following events:

(i)                                     any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) is or becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of the combined voting power of the then-outstanding Voting Stock of the Company; provided, however, that:

(1)                                 for purposes of this Section 1(a)(i), the following acquisitions will not constitute a Change in Control: (A) any acquisition of Voting Stock of the Company directly from the Company that is approved by a majority of the Incumbent Directors, (B) any acquisition of Voting Stock of the Company by the Company or any Subsidiary, (C) any acquisition of Voting Stock of the Company by the trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, and (D) any acquisition of Voting Stock of the Company by any Person pursuant to a Business Transaction that complies with clauses (A), (B) and (C) of Section 1(a)(iii) below;

(2)                                 if any Person is or becomes the beneficial owner of 30% or more of combined voting power of the then-outstanding Voting Stock of the Company as a result of a transaction described in clause (A) of Section 1(a)(i)(1) above and such Person thereafter becomes the beneficial owner of any additional shares of Voting Stock of the

Company representing 1% or more of the then-outstanding Voting Stock of the Company, other than in an acquisition directly from the Company that is approved by a majority of the Incumbent Directors or other than as a result of a stock dividend, stock split or similar transaction effected by the Company in which all holders of Voting Stock are treated equally, such subsequent acquisition will be treated as a Change in Control;

(3)                                 a Change in Control will not be deemed to have occurred if a Person is or becomes the beneficial owner of 30% or more of the Voting Stock of the Company as a result of a reduction in the number of shares of Voting Stock of the Company outstanding pursuant to a transaction or series of transactions that is approved by a majority of the Incumbent Directors unless and until such Person thereafter becomes the beneficial owner of any additional shares of Voting Stock of the Company representing 1% or more of the then-outstanding Voting Stock of the Company, other than as a result of a stock dividend, stock split or similar transaction effected by the Company in which all holders of Voting Stock are treated equally; and

(4)                                 if at least a majority of the Incumbent Directors determine in good faith that a Person has acquired beneficial ownership of 30% or more of the Voting Stock of the Company inadvertently, and such Person divests as promptly as practicable but no later than the date, if any, set by the Incumbent Board a sufficient number of shares so that such Person beneficially owns less than 30% of the Voting Stock of the Company, then no Change in Control will have occurred as a result of such Person’s acquisition; or

(ii)                                a majority of the Board ceases to be comprised of Incumbent Directors; or

(iii)                             the consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of the stock or assets of another corporation, or other transaction (each, a “Business Transaction”), unless, in each case, immediately following such Business Transaction (A) the Voting Stock of the Company outstanding immediately prior to such Business Transaction continues to represent (either by remaining outstanding or by being converted into Voting Stock of the surviving entity or any parent thereof), more than 50% of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Transaction (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (B) no Person (other than the Company, such entity resulting from such Business Transaction, or any employee benefit plan (or related trust) sponsored or maintained by the Company, any Subsidiary or such entity resulting from such Business Transaction) beneficially owns, directly or indirectly, 30% or more of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Transaction, and (C) at least a majority of the members of the Board of Directors of the entity resulting from such Business Transaction were Incumbent Directors at the time of the execution of the initial agreement or of the action of the Board providing for such Business Transaction; or

(iv)                            approval by the shareholders of the Company of a complete liquidation or dissolution of the Company, except pursuant to a Business Transaction that complies with clauses (A), (B) and (C) of Section 1(a)(iii).

(b)                                 Other definitions used in Section 1(a):

(i)                                   “Board” means the Board of Directors of Lincoln Electric Holdings, Inc.

(ii)                                “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(iii)                             “Incumbent Directors” means the individuals who, as of the date hereof, are Directors of the Company (each, a “Director”) and any individual becoming a Director subsequent to the date hereof whose election, nomination for election by the Company’s shareholders, or appointment, was approved by a vote of at least two-thirds of the then Incumbent Directors (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination); provided, however, that an individual will not be an Incumbent Director if such individual’s election or appointment to the Board occurs as a result of an actual or threatened election contest (as described in Rule 14a-12(c) of the Exchange Act) with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

(iv)                            “Subsidiary” means an entity in which the Company directly or indirectly beneficially owns 50% or more of the outstanding Voting Stock.

(v)                               “Voting Stock” means securities entitled to vote generally in the election of directors.

(c)                                  “Disability” means permanent and total disability as defined under the Company’s long-term disability program.

2.                                      Issuance of Restricted Shares.  The Restricted Shares covered by this Agreement shall be issued to the Grantee effective upon the Date of Grant.  The Common Shares subject to this grant of Restricted Shares shall be fully paid and nonassessable and shall be represented by a certificate or certificates registered in the Grantee’s name, endorsed with an appropriate legend referring to the restrictions hereinafter set forth.  The Grantee shall have all the rights of a shareholder with respect to such Restricted Shares, including the right to vote the Restricted Shares and to receive all dividends paid thereon, provided that such Restricted Shares, together with any additional Restricted Shares which the Grantee may become entitled to receive by virtue of a share dividend, a merger or reorganization in which the

Company is the surviving corporation or any other change in capital structure, shall be subject to the restrictions hereinafter set forth.

3.                                      Restrictions on Transfer of Shares.  The Common Shares subject to this grant of Restricted Shares may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of by the Grantee, except to the Company, until the Restricted Shares have become nonforfeitable as provided in Section 4, 5 or 6 hereof; provided, however, that the Grantee’s rights with respect to such Common Shares may be transferred by will or pursuant to the laws of descent and distribution.  Any purported transfer or encumbrance in violation of the provisions of this Section 3 shall be void, and the other party to any such purported transaction shall not obtain any rights to or interest in such Common Shares.  The Company in its sole discretion, when and as permitted by the Plan, may waive the restrictions on transferability with respect to all or a portion of the Common Shares subject to this grant of Restricted Shares.

4.                                      Vesting of Restricted Shares.  Subject to the terms and conditions of Sections 5, 6 and 7 hereof, all of the Restricted Shares covered by this Agreement shall become nonforfeitable [      ] from the Date of Grant (to [                    ]); provided, however, that the Grantee shall have served continuously as a Director for that entire period.

5.                                      Effect of Change in Control.  In the event of a Change in Control prior to the vesting provided in Section 4 hereof, the Restricted Shares granted hereby shall immediately become nonforfeitable.

6.                                      Effect of Death, Disability or Retirement.  If the Grantee’s services as a director of the Company should terminate because of the Grantee’s death, Disability or Retirement, prior to the vesting provided in Section 4 hereof, the Restricted Shares granted hereby shall immediately become nonforfeitable.

7.                                      Retention of Stock Certificate(s) by the Corporation.  Unless otherwise determined by the Committee, the certificate(s) representing the Restricted Shares covered by this Agreement shall be held in custody by the Corporation, together with a stock power endorsed in blank by the Grantee with respect thereto, until those shares have become nonforfeitable in accordance with Section 4, 5 or 6 hereof.

8.                                      Dividends and Voting Rights.  The Grantee shall have all of the rights of a shareholder with respect to the Restricted Shares covered by this Agreement, including the right to vote such Restricted Shares and receive any dividends that may be paid thereon; provided, however, that any additional Common Shares or other securities that the Grantee may become entitled to receive pursuant to a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, separation or reorganization or any other change in the capital structure of the Corporation shall be subject to the same restrictions as the Restricted Shares covered by this Agreement.

9.                                      No Right to Continued Service.  The Plan and this Agreement will not confer upon the Grantee any right with respect to the continuance of service as a Director of the Company.

10.                               Agreement Subject to the Plan.  The Restricted Shares granted under this Agreement and all of the terms and conditions hereof are subject to all of the terms and conditions of the Plan.

In the event of any inconsistency between this Agreement and the Plan, the terms of the Plan will govern.

11.                               Amendments.  Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of the Grantee with respect to Restricted Shares without the Grantee’s consent.

12.                               Severability.  In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated will be deemed to be separable from the other provisions hereof, and the remaining provisions hereof will continue to be valid and fully enforceable.

13.                               Governing Law.  This Agreement is made under, and will be construed in accordance with, the internal substantive laws of the State of Ohio.

The undersigned Grantee hereby acknowledges receipt of an executed original of this Restricted Shares Agreement and accepts the right to receive the Restricted Shares granted hereunder subject to the terms and conditions of the Plan and the terms and conditions herein above set forth.

Date:
«Name»

THIS AGREEMENT is executed in the name and on behalf of the Company on this            day of                                          , 20    .

LINCOLN ELECTRIC HOLDINGS, INC.